                                                                  EXHIBIT 10.34



                           RESEARCH SERVICES AGREEMENT









                              ELI LILLY AND COMPANY



                                       AND



                              ARRAY BIOPHARMA, INC.









                                 MARCH 22, 2000



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS  ...........................................................................................1
     1.1   Array Alliance Manager  ...............................................................................1
     1.2   Array Confidential Information  .......................................................................1
     1.3   Array FTE  ............................................................................................2
     1.4   Array Process  ........................................................................................2
     1.5   Array Project Leader  .................................................................................2
     1.6   Array Technology  .....................................................................................2
     1.7   Associate Chemist  ....................................................................................2
     1.8   Calendar Quarter  .....................................................................................2
     1.9   Calendar Year  ........................................................................................2
     1.10  cGCP  .................................................................................................2
     1.11  cGLP  .................................................................................................3
     1.12  cGMP  .................................................................. ..............................3
     1.13  Chemistry Invention  ..................................................................................3
     1.14  FTE Rate  .............................................................................................3
     1.15  Lilly Chemistry Research Services Director  ...........................................................3
     1.16  Lilly Confidential Information  .......................................................................3
     1.17  Lilly Project Leader  .................................................................................4
     1.18  Project  ..............................................................................................4
     1.19  Project Rights  .......................................................................................4
     1.20  Project Services  .....................................................................................4
     1.21  Project Team  .........................................................................................4
     1.22  Senior Chemist  .......................................................................................4
     1.23  Target Family  ........................................................................................4
     1.24  Third Party  ..........................................................................................4
     1.25  Work Plan  ............................................................................................4

ARTICLE 2  PROJECT SERVICES  .....................................................................................5
     2.1   Project Services and Other Services  ..................................................................5
     2.2   Conflicts of Interest  ................................................................................5
     2.3   Project Management; Meetings  .........................................................................5
     2.4   Commitment to Project Staffing  .......................................................................6
     2.5   Array Employees Assigned to Each Project  .............................................................6
     2.6   Reduction of Array FTEs Assigned to Projects...........................................................7
     2.7   Communication and Access to Array Employees  ..........................................................8
     2.8   Reports, Records and Project Rights Transfer  .........................................................8
     2.9   Project Diligence  ....................................................................................9
     2.10  Governing Authority of Projects  ......................................................................9
     2.11  Array's Alliance Management  ..........................................................................9

ARTICLE 3 CONSULTING SERVICES  ...................................................................................9

ARTICLE 4 PROJECT RESOURCES AND COSTS  ..........................................................................10
     4.1   Project Resources and Costs  .........................................................................10
     4.2   Subcontracting Project Services or Other Services  ...................................................11
     4.3   Training  ............................................................................................12



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 5 PROJECT OWNERSHIP, PROCEDURAL SAFEGUARDS AND
                SECURITY  .......................................................................................12
     5.1   Ownership of Project Rights...........................................................................12
     5.2   Safeguards to Protect Confidentiality and Project Rights Ownership  ..................................13
     5.3   Security  ............................................................................................13

ARTICLE 6 RECORD-KEEPING AND AUDIT  .............................................................................14
     6.1   Records Retention; Maintenance of Project Records  ...................................................14
     6.2   Financial Audit  .....................................................................................14
     6.3   Scientific and Legal Audit  ..........................................................................15
     6.4   Quality Assurance and Security Audits; On-Site Lilly Personnel  ......................................15

ARTICLE 7 CONFIDENTIALITY AND NON-USE  ..........................................................................15
     7.1   Disclosure of Agreement  .............................................................................15
     7.2   Array's Confidentiality Obligations  .................................................................16
     7.3   Lilly's Confidentiality Obligations  .................................................................16

ARTICLE 8 TERM AND TERMINATION  .................................................................................17
     8.1   Term   20
     8.2   Lilly Voluntary Termination  .........................................................................17
     8.3   Termination for Default  .............................................................................19
     8.4   Termination Due to Array Ownership Change  ...........................................................19
     8.5   Termination Due to Insolvency or Liquidation  ........................................................19
     8.6   Surviving Rights and Obligations  ....................................................................19

ARTICLE 9 REPRESENTATIONS AND WARRANTIES  .......................................................................20
     9.1   Lilly's Authority to Perform Agreement  ..............................................................20
     9.2   Array's Authority to Perform Agreement  ..............................................................20
     9.3   No Debarment  ........................................................................................20
     9.4   Year 2000  ...........................................................................................20

ARTICLE 10 MUTUAL INDEMNIFICATION  ..............................................................................21
     10.1  Array's Right to Indemnification  ....................................................................21
     10.2  Lilly's Right to Indemnification  ....................................................................21
     10.3  Indemnification Notice and Defense Procedures  .......................................................21

ARTICLE 11 MISCELLANEOUS  .......................................................................................22
     11.1  Further Assurances  ..................................................................................22
     11.2  No Agency; Independent Contractor  ...................................................................23
     11.3  Compliance with Laws  " ..............................................................................23
     11.4  Compliance with Work Plan and Lilly Protocols and Specifications   ...................................23
     11.5  Insurance  ...........................................................................................23
     11.6  Amendment  ...........................................................................................23
     11.7  Notices and Reports  .................................................................................23
     11.8  Governing Law  .......................................................................................24
     11.9  Assignment  ..........................................................................................24
     11.10 Headings  ............................................................................................24

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     11.11 Severance of Clauses  ................................................................................24
     11.12 No Waiver  ...........................................................................................24
     11.13 Entire Agreement  ....................................................................................24
     11.14 Force Majeure  .......................................................................................24
     11.15 Counterparts  ........................................................................................24
     11.16 No Licenses  .........................................................................................24
     11.17 Jointly Prepared  ....................................................................................24

Schedule 1.25 Work Plan(s)

Exhibit A: Initial Press Release


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                           RESEARCH SERVICES AGREEMENT


         THIS RESEARCH SERVICES AGREEMENT (the "Agreement") is made and entered into effective as of March 22, 2000 (the "Effective Date"), by and between Eli Lilly and Company, Lilly Corporate Center, Indianapolis, IN, 46285 ("Lilly"), and Array BioPharma, Inc., 188533 d Street, Boulder, CO, 80301 ("Array") (together Lilly and Array, the "Parties").


                                    RECITALS

         WHEREAS, Lilly is engaged in the discovery, development, manufacturing and marketing of pharmaceutical products; and

         WHEREAS, Array provides research services in all aspects of chemistry, high through-put screening, structural biology, and information management; and

         WHEREAS, Lilly proposes to retain Array for the specific purpose of providing chemical research, analysis, manufacturing of specialty chemical products or related services that Array may offer.

         NOW, THEREFORE, it is agreed as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Terms defined in this Article I and parenthetically elsewhere shall have the same meaning throughout this Agreement, including the recitals. Defined terms may be used in the singular or plural.

         1.1 "ARRAY ALLIANCE MANAGER" shall have the meaning set forth in
Section 2.11.

         1.2 "ARRAY CONFIDENTIAL INFORMATION" means (1) any and all Array Technology and (2) any and all information, items, material or know-how (whether or not patentable), except Project Rights and Array Processes, that is disclosed to and/or received by Lilly from Array (whether orally, in writing, through observation, or otherwise) during the term of this Agreement or prior to the Effective Date, including, without limitation, any and all suggestions, descriptions, ideas, inventions (whether or not patentable) discoveries, know-how, trade secrets, techniques, data, strategies, methods, syntheses, processes, practices, documents, apparatus, devices, chemical formulations, chemical synthesis, compounds, composition of matter, chemical samples, assays, cell lines, vectors, screens, databases, database structures, and data analysis methods.

         Array Confidential Information shall not include any information that Lilly can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

on the part of Lilly, generally known or available; (b) is known by Lilly at the time of receiving such information; (c) is hereafter disclosed to Lilly by a Third Party, as a matter of right and without restriction on disclosure; (d) is independently developed by Lilly without the aid, application, or use of Array Confidential Information; (e) is the subject of a written permission to disclose provided by Array; or (f) is required to be disclosed by law, government agency, court order or valid discovery request in connection with a legal proceeding

         1.3 "ARRAY FTE" means a full time equivalent scientific person year consisting of no less than a total of [ * ] of Project Services carried out by a Lilly approved, Array employee who is either (except as the Parties may otherwise agree in writing) (i) the Array Alliance Manager or (ii) an Array Project Leader, Senior Chemist, or Associate Chemist exclusively assigned and fully dedicated to Projects. Time spent by Array FTEs will qualify for reimbursement under Subsection (a) of Section 4.1 only if it involves Project Services on or directly related to a Project.

         1.4 "ARRAY PROCESS" means a chemical method or process that Array owns or has a right to license and that Array used, by its choice, in at least one Project, but the term expressly excludes all high-speed synthesis technology and methods of Array.

         1.5 "ARRAY PROJECT LEADER" means an Array employee assigned to lead other Array employees working on a particular Project who, unless otherwise agreed to by the Parties in writing, has a Ph.D. in organic chemistry, at least [ * ] of professional medicinal chemistry experience, and previous project leadership experience. Each Array Project Leader shall be responsible for managing the day-to-day activities of Array FTEs assigned to his/her particular Project to achieve the Project's goals in accordance with the Work Plan. An Array Project Leader is subordinate to a Project's Lilly Project Leader regarding all aspects of such Project, and therefore, any disagreements between them regarding the direction, priorities, goals or other aspects of the Project shall be resolved ultimately by the Lilly Project Leader.

         1.6 "ARRAY TECHNOLOGY" means Array inventions (whether or not patentable) and Array know-how. Array Technology expressly excludes all Project Rights regardless of Array's contribution to such Rights and, for purposes of this Agreement, also expressly excludes Array Processes.

         1.7 "ASSOCIATE CHEMIST" means an Array employee who has at least a Masters Degree in organic chemistry or its equivalent (i.e., a Bachelor Degree in organic chemistry with several years of chemistry experience), but who is neither an Array Project Leader, nor a Senior Chemist, nor the Array Alliance Manager.

         1.8 "CALENDAR QUARTER" means a three-month period ending on March 3 1, June 30, September 30, or December 31.

         1.9 "CALENDAR YEAR" means the twelve-month period ending on December
31.

         1.10 "CGCP" means the then-current Good Clinical Practice Standards promulgated or


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         endorsed by the FDA (or in the case of foreign jurisdictions, comparable regulatory standards), including those regulations or guidelines expressed or implied in the regulatory filings made with respect to a particular compound or product at issue with the FDA or foreign regulatory agents.

         1.11 "CGLP" means the then-current Good Laboratory Practices promulgated or endorsed by the FDA (or in the case of foreign jurisdictions, comparable regulatory standards), including those procedures expressed or implied in the regulatory filings made with respect to a particular compound or product at issue with the FDA or foreign regulatory agents.

         1.12 "CGNIP" means current Good Manufacturing Practices as defined in the U.S. regulations 21 CFR Section 210 et seq., and the EEC Guide to Good Manufacturing Practices for Medicinal Products (Vol. IV Rules Governing Medicinal Products in the European Community 1992).

         1.13 "CHEMISTRY INVENTION" means [ * ] that is conceived and invented by Array (by itself or jointly with Lilly) as a direct or indirect result of performing Project Services or Other Services.

         1.14 "FTE RATE" means [ * ] (12) month period ending December 31, 2000. The FTE Rate for any Calendar Year after December 31, 2000 shall be adjusted annually by Lilly in accordance with the annual percentage change in the Consumer Price Index for all Urban Consumers as published by the United States Department of Labor, Bureau of Labor Statistics.

         1.15 "LILLY CHEMISTRY RESEARCH SERVICES DIRECTOR" means [ * ] (or his successor as appointed by Lilly). As the Lilly Chemistry Research Services Director, [ * ] (or his successor) will be responsible for, among other things,
(i) issuing Projects to Array, (ii) discontinuing Projects, (iii) reviewing Array FTE rosters, (iv) informing Array of each Project's initial staffing needs, (v) communicating changes in staffing levels, (vi) coordinating Lilly's communications with Array, and (vii) facilitating the smooth operations of all Projects.

         1.16 "LILLY CONFIDENTIAL INFORMATION" means (1) any and all Project Rights and (2) any and all other information, items, material or know-how (whether or not patentable) that is disclosed to and/or received by Array from Lilly (whether orally, in writing, through observation, or otherwise) during the term of this Agreement or prior to the Effective Date, including, without limitation, any and all suggestions, descriptions, ideas, inventions (whether or not patentable) discoveries, know-how, trade secrets, techniques, data, strategies, methods, syntheses, processes, practices, documents, apparatus, devices, chemical formulations, chemical synthesis, compounds, composition of matter, chemical samples, assays, cell lines, vectors, screens, databases, database structures, and data analysis methods.

         Lilly Confidential Information shall not include any information that Array can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of Array, generally known or available; (b) is known by Array at the time of receiving such information; (c) is hereafter disclosed to Array by a Third Party, as a matter of right and without restriction on disclosure; (d) is independently developed by Array without the aid, application, or use of Lilly Confidential Information; (e) is the subject of a written permission to disclose



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provided by Lilly; or (f) is required to be disclosed by law, government agency, court order or valid discovery request in connection with a legal proceeding.

         1.17 "LILLY PROJECT LEADER" means a Lilly employee assigned by Lilly to lead a particular Project. Each Lilly Project Leader shall, with appropriate input from Array, establish the direction, priorities, and goals of the Project assigned to such Lilly Project Leader. However, the Lilly Project Leader shall be the ultimate authority with respect to all issues and decisions pertaining to such Project and as such, may at any time accept, reject, or modify any portion of such Project or its Work Plan, except as specified in Section 2.10, to the extent he or she deems appropriate.

         1.18 "PROJECT" means a chemistry project for a specific biological target submitted by Lilly and accepted by Array under the terms of this Agreement and which is fully described in a Work Plan. "PROJECTS" means each and every Project under the terms of this Agreement.

         1.19 "PROJECT RIGHTS" shall have the meaning set forth in Subsection
(a) of Section 5.1.

         1.20 "PROJECT SERVICES" shall have the meaning set forth in Section
2.1.

         1.21 "PROJECT TEAM" means the Array FTEs who are assigned to and Lilly's employees, independent contractors, and research collaboration partners who are working on a particular Project.

         1.22 "SENIOR CHEMIST" means an Array employee who has a Ph.D. in organic chemistry and at least [ * ] of organic synthesis chemistry experience subsequent to obtaining such Ph.D.

         1.23 "TARGET FAMILY" means a group of targets related to each other by, for example, [ * ]. Although the term is broader than a single target such as "[ * ]" or "[ * ]", it is not as broad as "all [ * ]" or "all [ * ]". The following non-comprehensive list contains examples of Target Families; [ * ], and [ * ] and [ * ].

         1.24 "THIRD PARTY" means any person or organization, incorporated or unincorporated, other than Array, Lilly, or an employee of Array or Lilly.

         1.25 "WORK PLAN" means the detailed plan established and submitted by Lilly to Array for each Project that defines the parameters, scope, and deliverables of such Project. Each Work Plan shall include, without limitation:
(i) a detailed plan for the Project at issue including specific milestones to be accomplished throughout the Project; (ii) a determination of the Array FTEs (including the composition thereof) reasonably necessary to carry out the Project; and (iii) a designation by Lilly of whether the Project is a "[ * ]," "[ * ]," or "[ * ]". It is anticipated that before finalizing a Work Plan the Parties shall attempt to fully discuss and reach consensus regarding the parameters, scope, deliverables, and other details of the Project described in that Work Plan, but in the absence of such consensus, Lilly shall make the final determination with respect to all issues and decisions related to a Project and its Work Plan. All Work Plans shall be subsequently appended hereto as part of
SCHEDULE 1.25.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   ARTICLE 2

                                PROJECT SERVICES

         2.1 PROJECT SERVICES AND OTHER SERVICES. Lilly hereby retains Array to perform, and Array hereby agrees to perform, for Projects usual and customary chemistry services and related services in the areas of compound design, synthesis, isolation, and purification, structure, confirmation, and composition and purity determination, in accordance with the applicable Work Plans ("Project Services"). Depending on the Project, Project Services may include, without limitation, consulting and technical assistance, chemical synthesis (including, without limitation, design and synthesis of organic compounds), routine computational analysis customary to compound design, synthetic chemical research, medicinal chemistry, compound identification and quantification, compound physical chemical characterization, and compound purification.

         From time to time, Lilly may request Array to provide for Projects chemistry and other services that are not Project Services ("Other Services"), but Lilly recognizes that Array has the option to provide Other Services on a case-by-case basis. Other Services may include, without limitation, synthesis of general use chemical libraries, process research & development, and large scale compound preparation, but expressly excludes the consulting services described in Article 3. [ * ]

         2.2 CONFLICTS OF INTEREST. Lilly recognizes that Array provides research services to Third Parties: therefore, at the time the Lilly Chemistry Research Services Director proposes a Project, he or she will identify the Project's target and Target Family. If a Project that Lilly desires to issue to Array deals with the same target or Target Family as that of a project, assignment, or task on which Array is working or has agreed to work for a Third Party, Array shall immediately, but no later than five (5) business days after Lilly's proposed issuance of the Project, notify Lilly in writing of this potential conflict of interest. In such cases, the Project will be issued to Array only by mutual consent of the Parties.

         2.3 PROJECT MANAGEMENT; MEETINGS. Each project shall be conducted in accordance with its Work Plan and under the overall direction and guidance of the Array Project Leader and Lilly Project Leader assigned to it (the "Project Steering Committee"), but subject to the Lilly Project Leader's ultimate authority. Each Project Steering Committee shall hold meetings regularly, and except as the Lilly Project Leader may reasonably determine otherwise, shall hold such meetings weekly. Such meetings may be held in-person, via video conference and/or teleconference, provided that at least quarterly the Project Steering Committee shall meet in-person, unless they otherwise agree. The Lilly Project Leader, after consultation with the Array Project Leader, will determine in good faith whether individual members of the Project Team or other persons should also be in attendance at a Project Steering Committee meeting; however, for in-person Project Steering Committee meetings, the in-person attendance of individuals other than the Project Steering Committee members will be required only upon the mutual consent of the Parties. In-person, Project Steering Committee meetings will alternate between Lilly's Indianapolis, Indiana facilities and Array's Boulder, Colorado facilities, unless the Parties otherwise agree. Each [ * ] with the attendance of its employees and consultants at such meetings.



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         2.4 COMMITMENT TO PROJECT STAFFING. During the term of this Agreement, Array hereby agrees to have at least the following number of Array FTEs available for Projects:

         [ * ]

         If Lilly desires to increase the number of Array FTEs beyond [ * ], all such increases must be mutually agreed upon by the Parties in writing. Array, however, will notify Lilly in writing each Calendar Quarter as to: (i) how many Array employees are then-currently available to serve as Array FTEs for Projects; and (ii) its forecast of how many such persons will be available during the next three Calendar Quarters.

         2.5 ARRAY EMPLOYEES ASSIGNED TO EACH PROJECT. Critical to the ultimate success of each Project is the quality, make-up, and continuity of Array employees assigned thereto. To that end, the Parties hereby agree as follows:

         (a) Qualifications and Make-Up. Array hereby agrees that Array employees assigned to perform Project Services or Other Services shall have the skills necessary to efficiently perform such services in a form and of a quality suitable to Lilly.

         Moreover, except as the Parties may otherwise agree in writing, Array hereby agrees that each Array FTE shall consist only of Array employees that are either: (i) the Array Alliance Manager or (ii) Array Project Leaders, Senior Chemists, or Associate Chemists exclusively assigned and fully dedicated to Projects. Moreover, except as the Parties may otherwise agree in writing, each Project shall have at least one Array Project Leader and a ratio of Senior Chemists to Associate Chemists no lower than as follows (the "Experience Ratio"):

         Type of Project                       Ratio - Senior/Associate
             [ * ]                                        [ * ]

         For purposes of calculating the Experience Ratio, an Array Project Leader, to the extent he is actually conducting work on a particular Project, shall count as a Senior Chemist.

         Finally, Array agrees to use reasonable efforts to ensure that [ * ] on each Project shall not exceed [ * ]. The term "New Hire" means an Array employee who has not been employed by Array [ * ] immediately preceding assignment to a Project, and the term "Existing Employee" means an Array employee who has been employed by Array for at least the [ * ] immediately preceding assignment to a Project. If Array is unable to satisfy the [ * ] on a Project, it is acceptable to Lilly that at least one Senior Chemist assigned to such Project is an Existing Employee.

         (b) Continuity to Projects. Array hereby agrees that: (1) Array employees assigned to a Project as an Array FTE will [ * ]; and (2) Array employees assigned to a Project as an Array FTE will [ * ]. An Array employee assigned to a Project as an Array FTE, however, will not be required to continue work on Projects under the following circumstances:


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         (i)      The employee's termination from employment with Array;

         (ii) The employee's temporary or permanent leave from Array (e.g., paternity, maternity, disability, etc.);

         (iii) The removal of the employee from a Project [ * ] as described in Subsection (c) below or;

         (iv)     Mutual agreement of the Parties.


         (c) [ * ] Array Employees or Permitted Subcontractors from Projects. In the event [ * ] the work of any Array employee or permitted subcontractor on a Project or otherwise determines
                  [ * ] that [ * ] Array will [ * ] immediately (but no later than two (2) business days [ * ]. Upon [ * ] Array will use
                  [ * ].

         (d) Array FTE [ * ]. Prior to the commencement of a Project, Array will provide Lilly with a [ * ] to the Project as Array FTEs
                  [ * ]. Upon [ * ], such persons shall be deemed to be [ * ] the particular Project at issue and subject to the relevant provisions pertaining thereto set forth in this Agreement. Array shall notify Lilly in writing immediately (but in no case later than two (2) business days after the occurrence [ * ].

         2.6      REDUCTION OF ARRAY FTES ASSIGNED TO PROJECTS.

         (a) Reduction of Array FTEs. At any time, [ * ] Projects as Array FTEs by providing Array with at least [ * ] advance written notice, but [ * ] under this Section by [ * ] during any [ * ] period, if so requested [ * ], to the extent that it can rotate or move such additional Array FTEs [ * ] and provided that such [ * ] is not inconsistent with Section 5.2 and the other provisions of this Agreement.

         (b) [ * ] Period. During a [ * ] day notice period described in Subsection (a) above, the Array FTEs who are [ * ]

                  [ * ], except to the extent necessary to [ * ] a Project (or their portion of one), if applicable, in an orderly and efficient fashion including, without limitation, (i) furnishing Lilly with all required reports, records and other items as described in and in accordance with Section 2.8; (ii) [ * ] Project Rights by Array [ * ] Lilly in accordance with
                  Section 5.1; (iii) [ * ] Lilly any and all [ * ]; and (iv)
                  [ * ] Lilly of any equipment, supplies, commodity chemicals, non-commodity chemicals, solvents, reagents, materials, and other capital items [ * ] as described in Subsection (e) of
                  Section 4.1, Lilly will [ * ] Array, pursuant to Subsection
                  (a) of Section 4.1, for the Project Services or Other Services [ * ] Array FTEs during the [ * ] period, but no reduction
                  [ * ] of Array FTEs under this Section, even if more than [ * ] Array FTEs during a [ * ] .



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         (c) Subsequent Increases in Array FTEs. If, after a reduction of Array FTEs under this Section, Lilly requests additional Array FTEs, Array agrees to use reasonable efforts to satisfy Lilly's requests up to the [ * ] FTEs threshold in Section
                  2.4. Any increase in the number of Array FTEs beyond such threshold must be mutually agreed upon by the Parties in writing.

         2.7 COMMUNICATION AND ACCESS TO ARRAY EMPLOYEES. In addition to the meetings described in Section 2.3, during the term of the Agreement, Lilly shall have reasonable and informal access to and communication and interaction with Array employees assigned to each Project. It is anticipated that such access, communication and interaction shall be similar to the access, communication, and interaction that would occur between scientists in a fully integrated, drug discovery project team effort. Furthermore, upon Lilly's request, Array shall interact and communicate with Lilly regarding any issue raised by Lilly about a Project as soon as reasonably practical.

         2.8 REPORTS, RECORDS AND PROJECT RIGHTS TRANSFER. Array will provide to Lilly the following reports and records:

         (a) Quarterly Status Reports. For each Project, Array shall provide the applicable Lilly Project Leader with a quarterly status report that summarizes Array's efforts on such Project during the Calendar Quarter at issue and that includes, without limitation, a general summary of important events and/or milestones achieved, personnel changes (if any), learning points and other matters that Lilly may reasonably deem appropriate, and a general description of Project Rights (if any) discovered, invented, developed and/or conceived. The Lilly Project Leader of each Project, with appropriate consultation from the Array Project Leader assigned thereto, shall determine the appropriate format of the quarterly status report for his or her Project. In addition to the foregoing, each quarterly status report shall include for each compound discovered or made during the Calendar Quarter at issue: (i) the structure of such compound; (ii) the name of the discover/maker of such compound; (iii) the date such compound was discovered or made; (iv) the list of analytical methods for which data was obtained on such compound [ * ] and (v) the quantity of such compound made.

         (b) Project Reports. For each Project, Array will provide the applicable Lilly Project Leader a report fully summarizing the results and experimental procedures of the Project and include, without limitation, a description of all Project Rights, compound structures, analytical data, physical chemical characterization data, compound numbers, lot numbers, names of compound (including the name of the person who prepared such compound), dates when compounds were prepared, full details of synthesis methods (especially new methods or modifications and new applications of existing methods), compound purification conditions and protocols, chemical reaction schemes, conditions, protocols, yields, certificate of analysis, other items relevant to such Project, and such other matters as Lilly may reasonably request. Array shall provide such a report within thirty (30) days after the earlier of: (i) Lilly's written request, (11) the completion or termination of a Project, or (iii) the termination or expiration of this Agreement.



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         (c) Records. Array will provide the applicable Lilly Project Leader copies of all experimental and other Project records and laboratory notebooks containing experimental descriptions and data generated from work conducted under a Project within thirty (30) days after the earlier of: (i) Lilly's written request, (ii) the completion or termination of a Project, or
                  (iii) the termination or expiration of this Agreement.

         (d) Project Rights & Other Lilly Confidential Information. To the extent not already transferred to Lilly in accordance with Subsection (b) of Section 5.1 or otherwise under this Agreement, Array shall disclose and transfer ownership to Lilly [ * ] within thirty (30) days of the earlier of: (i) Lilly's written request, (ii) the completion or termination of a particular Project, or (iii) the termination or expiration of this Agreement.

         2.9 PROJECT DILIGENCE. Array shall diligently use its best efforts to render Project Services and Other Services hereunder in accordance with prevailing high professional standards and will make all reasonable efforts to produce consistently high levels of accuracy and expertise and to meet timetables set forth under this Agreement for completion of Project Services and Other Services.

         2.10 GOVERNING AUTHORITY OF PROJECTS. Each Project shall be conducted by its Project Team in accordance with its Work Plan and under the overall directions and guidance of its Project Steering Committee, [ * ].

         2.11 ARRAY'S ALLIANCE MANAGEMENT. Array hereby designates Kevin Koch, Ph.D. (and any successor President/Chief Science Officer) as the Array officer who is ultimately responsible for ensuring its performance under this Agreement. Array also agrees to designate, with Lilly's prior written approval, an Array employee to oversee Array's day-to-day activities on all Projects, to coordinate Array's communications with Lilly, and to otherwise facilitate the smooth operations of all Projects (the "Array Alliance Manager"). Along with his other responsibilities for this Agreement, the Parties agree that Dr. Koch will serve as the interim Array Alliance Manager until a successor Array Alliance Manager is appointed in accordance with this Section. However, notwithstanding Section
1.2 and Subsection (a) of Section 2.5, Array is not entitled to any compensation from Lilly for Dr. Koch's work as the interim Array Alliance Manager.

                                    ARTICLE 3

                               CONSULTING SERVICES

         Array employees who, as reasonably determined by a Lilly Project Leader after consultation with the Array Project Leader, possess useful technical expertise to a Project but who are not assigned to that Project shall be made available at such times as Lilly reasonably requests for technical consultations with Lilly personnel via telephone or in-person. Such Array employees may include, without limitation, senior management of Array. In the event that such


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

consultation is in the form of an in-person consultation, the time and location of such consultation shall be mutually agreed upon by the Parties in good faith [ * ].

                                    ARTICLE 4

                           PROJECT RESOURCES AND COSTS

         4.1      PROJECT RESOURCES AND COSTS.

         (a) FTE Funding and Reimbursement of Other Costs. [ * ]. In addition, in the event that (i) Other Services are used by Array in accordance with Section 2. 1, (ii) Third Parties are used by Array in accordance with Section 4.2, or (iii) Array incurs reimbursable expenses under Subsection (e) of this
                  Section 4. 1, Lilly shall reimburse Array for only the incremental actual costs incurred by Array for such services or items (i.e., no mark-up) and not according to the FTE Rate.

         (b) Invoice. Within thirty (30) days [ * ], Array shall provide the Lilly Chemistry Research Services Director with an invoice detailing: (i) the name, number, and title of each Array FTE performing Project Services during the preceding [ * ]; (ii) the total Project Service hours worked by each Array FTE during the preceding [ * ]; (iii) the Project Service hours worked on each Project during the preceding [ * ]; (iv) the number of Project Services hours that were United States-based; (v) the Other Services performed by Array during the preceding [ * ] (if any); (vi) the permitted Third Parties' services used by Array during the preceding [ * ] (if any); and (vii) the actual costs incurred by Array during the preceding [ * ] for items reimbursable under Subsection (e) of this Section 4.1 (if any). Array's invoice for the last month in a Calendar Year will also contain sufficient information and documentation to calculate the year end Array FTE true-up, if any, under Subsection (d) of this Section. Lilly, or its representatives, shall have the right to audit Array records with respect to any invoice in accordance with Section 6.2.

         (c)      Project Payments. [ * ]

         (d)      Year End Array FTE True-Up. If:

                  (i)      an Array FTE worked [ * ];

                  (ii) Lilly, under Subsection (a) of this Section, paid a pro-rated FTE Rate for that Array FTE's reduced work hours during that [ * ]; and

                  (iii) that Array FTE worked [ * ] on Project Services in another month during the Calendar Year,

                  Lilly, to the extent of such excess hours, will pay Array the difference between the pro-rated amount it paid Array for the Array FTE's reduced hours month [ * ] of the FTE Rate. Lilly's payment of such amount, if any, will accompany Lilly's


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  payment made under Subsection (c) of this Section for the last month in a Calendar Year. An Array FTE's excess hours do not carry over to the next Calendar Year nor are they applicable to another Array FTE.

         (e) Equipment, Supplies, and Reasonable Capital Expenditures. Except for non- commodity chemicals or except as the Parties otherwise agree in writing, the Parties acknowledge and agree that Array is solely responsible for the cost of all equipment, supplies, commodity chemicals (e.g., chemicals that are readily available in bulk quantities and obtainable from multiple suppliers and whose cost is generally considered relatively low, fairly well-defined, and consistent across the chemical supply industry), solvents, reagents, materials, and reasonable capital items that Array uses (or is required to use) in connection with the Projects. Lilly agrees to reimburse Array for its purchases of non-commodity chemicals that are necessary for a Project, but only if Lilly pre-approved such purchase in writing.

                  When Lilly reimburses Array for necessary and pre-approved non-commodity chemicals or in the event, Lilly, in its sole discretion, supplies, leases, or purchases (or reimburses Array for) any equipment, supplies, commodity chemicals, non-commodity chemicals, solvents, reagents, materials, or other capital items in connection with Array's efforts on a Project, Lilly shall be the sole owner of such item, and, Array shall, to the extent not already done so, transfer sole ownership in such item to Lilly and deliver possession of such item to Lilly at the earlier of: (i) the completion or termination of the Project at issue, (ii) Lilly's request, or
                  (iii) the termination or expiration of this Agreement. In certain cases (e.g., Lilly determines that the item might be useful in another Project), Lilly may reasonably delay transfer of ownership and/or possession of such item by notifying Array of the same.

         (f) Research Tax Credits. To the extent permitted by law, Lilly shall be entitled to any tax credits due on account of research and development expenses it pays to Array under this Agreement.

         4.2 SUBCONTRACTING PROJECT SERVICES OR OTHER SERVICES. The Parties acknowledge and agree that subcontracting (including, without limitation, any consultation by Third Parties) of Project Services or Other Services by Array is generally prohibited under this Agreement. However, Array may subcontract Project Services or Other Services if, prior to such subcontract:

                  (i) The Lilly Chemistry Research Services Director approves, in writing, that such subcontract would be useful or beneficial to a Project and that the selected Third Party is an appropriate subcontractor for the particular Project Services or Other Services at issue;

                  (ii) The Lilly Chemistry Research Services Director approves, in writing, the cost associated therewith;



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  (iii) Array and/or Lilly, as appropriate, obtain written confidentiality and nonuse agreements from the Third Party;

                  (iv) Array and/or Lilly, as appropriate, obtain written assignments from the Third Party of all patent rights and know-how that such Third Party may develop by reason of work performed under this Agreement (which, in turn, shall ultimately be assigned to Lilly in accordance with Section 5. 1); and

                  (v) Array and/or Lilly, as appropriate, obtain a certification from the Third Party that such work will be performed according to cGLPs, cGCPs and/or cGMPs, as applicable.

To be reimbursed for the incremental actual costs incurred from such approved Third Parties' services, Array shall provide Lilly with all documentation of such costs as Lilly may reasonably require. The foregoing prohibition is intended to apply only to Array's ability to subcontract Project Services or Other Services and is not intended to limit Lilly's ability to subcontract in any respect.

         4.3 TRAINING. Except as the Parties otherwise agree in writing, the Parties acknowledge and agree that Array is solely responsible for providing and paying for training, including attendance at scientific meetings, as may be necessary for its employees and permitted subcontractors to perform their duties under this Agreement.

                                    ARTICLE 5

              PROJECT OWNERSHIP, PROCEDURAL SAFEGUARDS AND SECURITY

         5.1      OWNERSHIP OF PROJECT RIGHTS.

         (a) Lilly Sole Ownership. Lilly shall be the sole and exclusive owner of any and all information, items, material, and know-how that is either (i) disclosed (whether orally, in writing, through observation, or otherwise) to Array from Lilly under this Agreement or (ii) acquired, generated, developed, discovered, evolved or derived [ * ] Project Services or Other Services, including, without limitation, any and all suggestions, descriptions, ideas, inventions (whether or not patentable) discoveries, know-how, trade secrets, techniques, data, strategies, methods, syntheses, processes, practices, documents, apparatus, devices, chemical formulations, chemical synthesis, compounds, composition of matter, chemical samples, assays, cell lines, vectors, screens, databases, database structures, and data analysis methods (collectively, "Project Rights").

         (b) Assignment and Transfer of Project Rights. In order to ensure the sole ownership interest in Project Rights is fully and exclusively vested in Lilly, Array, after the conception, discovery, invention and/or development of Project Rights, shall (and shall cause its employees, permitted subcontractors, and other agents providing Project Services or Other Services hereunder to) promptly cooperate with Lilly in


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  taking all steps that Lilly believes reasonably necessary or desirable to secure its ownership rights in such Project Rights including, without limitation, cooperating in completing any patent applications relating to such Project Rights, as well as executing and delivering any instrument that may be reasonably required to assign, convey and transfer to Lilly any ownership interest, if any, that Array or its employees, permitted subcontractors, and other agents providing Project Services or Other Services hereunder may have in such Project Rights.

                  Moreover, after the conception, discovery, invention and/or development of Project Rights, [ * ] (and shall cause its employees, permitted subcontractors, and other agents providing Project Services or Other Services to) [ * ] items, material, and know-how encompassed in Project Rights together with any other information, items, material, and know-how
                  [ * ] Project Rights. Finally, [ * ] with reasonable technical assistance in connection with such disclosure and transfer of Project Rights.

         (c) [ * ]. Pursuant to Subsection (a) above, Lilly has exclusive rights to [ * ]. Array shall have the right to practice a [ * ] for purposes other than a Project [ * ].

         (d) Non-Exclusive License to [ * ]. Array hereby grants to Lilly [ * ] to practice [ * ] only to Third Parties that are involved with Lilly in research and development collaborations, and such sublicenses shall be only for the purpose of carrying out such collaborations. Lilly shall not have any other sublicense rights.

         5.2      SAFEGUARDS TO PROTECT CONFIDENTIALITY AND PROJECT RIGHTS
                  OWNERSHIP.

         (a) As a means reasonably designed to protect Lilly's sole ownership rights in [ * ] and otherwise to ensure Array's compliance with its obligations set forth in Section 5.1 and
                  Section 7.2, Array agrees [ * ]. In addition, Array agrees that [ * ]. Array's obligations under this Subsection shall survive until [ * ] after the expiration or termination date of this Agreement.

         (b) Array hereby agrees that, each of its employees and permitted subcontractors will, prior to commencing work on any Project, execute an instrument agreeing to: (i) assign to Array all [ * ] arising during the course of and as a result of their association with Array (which shall ultimately be assigned by Array to Lilly in accordance with the assignment provisions of Subsection (b) of Section 5.1); and (ii) to abide by confidentiality and non-use restrictions regarding the terms of the Agreement and Lilly Confidential Information in a manner consistent with Array's obligations under Section 7.1 and Section 7.2.

         5.3 Security. As a means reasonably designed to protect Lilly's sole ownership rights in [ * ], to protect the secrecy and confidentiality of all [ * ] and other Lilly Confidential Information, and to otherwise ensure Array's compliance with its obligations set forth in Section 5.1 and Section 7.2, Array agrees to maintain appropriate security measures no less stringent than measures that are customary in the industry. In addition to customary security measures,



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Array shall: (i) conduct all [ * ] and Other Services in a facility or facilities solely dedicated and exclusively used for Projects; and (ii) maintain informational technology systems that are compatible with Lilly's informational technology systems and that ensure confidential communications and data transfers between Array and Lilly.

                                    ARTICLE 6

                            RECORD-KEEPING AND AUDIT

         6.1 RECORDS RETENTION; MAINTENANCE OF PROJECT RECORDS. In addition to providing copies of records and other Project Rights in accordance with Section 2.8, during the term of this Agreement and consistent with Array's security obligations set forth in Section 5.3, Array shall retain and maintain all written materials and all other data and information obtained or generated by Array in the course of providing Project Services and Other Services in a secure area reasonably protected from fire, theft and destruction for up to ten (10) years after the expiration or termination of this Agreement. Upon the expiration or termination of this Agreement, such items, at Lilly's option, may be (i) delivered to Lilly or its designee in such form as is then currently in the possession of Array, (ii) retained by Array for Lilly for a period of time mutually agreed upon by the Parties, or (iii) disposed of, at the direction and written request of Lilly, unless such materials are otherwise required to be stored or maintained by Array as a matter of law or regulation. In no event shall Array dispose of any materials, data, or other information obtained or generated by Array in the course of providing Project Services and Other Services without first giving, Lilly sixty (60) days prior written notice of Array's intent to do so.

         For those records pertaining to the accuracy and correctness of an Array invoice, such records shall be maintained for a three (3) year period following the year in which such invoice was paid by Lilly.

         Array shall keep complete and accurate records pertaining to each Project that are reasonably useful to confirm the efforts. Array shall record all information relating to Projects in written or electronic form. Such records shall be kept separately from written records documenting other research and development that may be conducted by Array. All such written records shall be maintained in a form sufficient to satisfy regulatory authorities. Moreover, from time to time, upon Lilly's request Array will promptly provide copies of any of the records that it maintains for Lilly.

         6.2 FINANCIAL AUDIT. Upon written notice from Lilly, Array shall permit Lilly or Lilly's representative to have access during normal business hours to audit the books and records of Array and its permitted subcontractors as may be reasonably necessary to verify the accuracy of any payments made under this Agreement. The audit shall be limited to books and records for any Calendar Year ending not more than twenty-four (24) months prior to the date of such notice. All reports, invoices and payments not disputed as to correctness by Lilly within three (3) years after receipt thereof shall thereafter conclusively be deemed correct for all purposes. Such audit shall be at Lilly's expense unless the audit establishes that Lilly's payments for the period examined exceeded the amount that should have been paid by five percent (5%) or more, in which case Array shall be responsible for the reasonable expenses of such audit. Within thirty (30) days after both Parties have received an audit report, Lilly or Array, as appropriate, will



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

compensate the other Party for any errors or omissions revealed by an audit. This audit night shall survive for a period of two (2) years from the date this Agreement terminates or expires.

         6.3 SCIENTIFIC AND LEGAL AUDIT. Upon written notice from Lilly, Array shall permit Lilly or Lilly's representative to have access during normal business hours to audit the books and records of Array and its permitted subcontractors as may be reasonably necessary to confirm that Project Services and Other Services have been performed accurately and in compliance with (i) prevailing professional standards of quality, (ii) applicable Lilly protocols and/or specifications of which Array was reasonably advised, (iii) applicable laws and regulations, and (iv) applicable Work Plans. Such an audit shall be at Lilly's expense unless the audit establishes a material error by Array. In such case, in addition to other remedies Lilly may have against Array for such material error, Array shall be responsible for the reasonable expenses of the audit. This audit right shall survive for a period of ten (10) years from the date this Agreement terminates or expires.

         6.4 QUALITY ASSURANCE AND SECURITY AUDITS; ON-SITE LILLY PERSONNEL. During the term of this Agreement, Lilly retains the right at reasonable times and upon reasonable prior written notice to conduct quality assurance and security audits of Array's research and development facilities, as well as of the facilities of Array's permitted subcontractors (if any), where work on a Project is conducted. Furthermore, from time to time, upon Lilly's reasonable written request, Array will allow Lilly personnel to be located at Array facilities where Projects are conducted to further a particular Project as well as to ensure that such facilities meet Lilly and regulatory authority standards and the security standards set forth in Section 5.3. Array hereby agrees to cooperate with Lilly and take such other acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Section.


                                    ARTICLE 7

                           CONFIDENTIALITY AND NON-USE

         7.1      DISCLOSURE OF AGREEMENT.

         (a) Existence of the Agreement. Except as the Parties otherwise agree, neither Array nor Lilly shall release any information to any Third Party with respect to the existence of this Agreement (including, without limitation, either Party's name) until the Parties issue the press release, which has been agreed to by both Parties and a copy of which is attached as Exhibit A. Afterwards, each Party may use the substance of such press release and the substance of other public announcements of the other Party without prior notice.

         (b) Terms of the Agreement. Except as required by law or except for a request from an authorized representative of a U.S. and/or foreign tax authority for a copy of the Agreement, neither Array nor Lilly shall release any information to any Third Party with respect to the terms of this Agreement without the prior written consent of the other. This prohibition includes, but is not limited to, any press releases, educational and scientific conferences, publications, promotional



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  materials, governmental filings, and discussions with public officials and the media.

         If a Party determines a release of information regarding the terms of this Agreement is required by law, that Party will notify the other Party as soon as practical and give as much detail as possible in relation to the disclosure required. The Parties will then cooperate with respect to determining what information will actually be released.

         If a Party receives a request from an authorized representative of a U.S. and/or foreign tax authority for a copy of the Agreement, that Party may provide a copy of the Agreement to such tax authority representative without advance notice to or the consent or cooperation of the other Party, but the disclosing Party must notify the other Party of the disclosure as soon as practical. The release of any additional information to a tax authority is subject to the notice and cooperation requirements for other disclosures required by law as set forth in this Section.

         7.2 ARRAY'S CONFIDENTIALITY OBLIGATIONS. Except upon obtaining Lilly's prior written consent to the contrary, Array agrees that while this Agreement is in effect and for [ * ] after the date this Agreement terminates or expires:

                  (i) it will not, nor will it permit any of its employees or Permitted Third Parties to, use Lilly Confidential Information other than for the purposes of this Agreement;

                  (ii) it will not, nor will it permit any of its employees or Permitted Third Parties to, disclose any Lilly Confidential Information to a Third Party (including Third Party consultants, representatives, or agents of Array);

                  (iii) it will not, nor will it permit any of its employees or Permitted Third Parties to, disclose any Lilly Confidential Information. to any Array employee or Permitted Third Party who does not need to know such Lilly Confidential Information to further a Project; and

                  (iv) it will not, nor will it permit any of its employees or Permitted Third Parties to, publish or submit for publication Lilly Confidential Information.

A "Permitted Third Party" is a Third Party for whom Lilly has given written consent to Array for Array's disclosure of specified Lilly Confidential Information. For the sole purpose of monitoring its obligations hereunder, Array may retain in its legal files one copy of all Lilly Confidential Information that it receives.

         7.3      LILLY'S CONFIDENTIALITY OBLIGATIONS.

         (a) Array Confidential Information. Except upon obtaining Array's prior written consent to the contrary, Lilly agrees that while this Agreement is in effect and for [ * ] after the date this Agreement terminates or expires:


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  (i) it will not, nor will it permit any of its employees or Excepted Third Parties to, use Array Confidential Information other than for the purposes of this Agreement;

                  (ii) it will not, nor will it permit any of its employees or Excepted Third Parties to, disclose any Array Confidential Information to a Third Party;

                  (iii) it will not, nor will it permit any of its employees or Excepted Third Parties to, disclose any Array Confidential Information to any Lilly employee or Excepted Third Party who does not need to know such Array Confidential Information to further a Project; and

                  (iv) it will not, nor will it permit any of its employees or Excepted Third Parties to, publish or submit for publication Array Confidential Information.

                  An "Excepted Third Party" is a Third Party for whom Array has given written consent to Lilly for Lilly's disclosure of specified Array Confidential Information. Lilly agrees that its Excepted Third Parties shall be bound by confidentiality and non-use obligations regarding the terms of this Agreement and Array Confidential Information consistent with Lilly's under Section 7.1 and this Subsection. For the sole purpose of monitoring its obligations hereunder, Lilly may retain in its legal files one copy of all Array Confidential Information that it receives.

         (b) Array Processes. Lilly agrees that, while this Agreement is in effect and for [ * ] after the date this Agreement terminates or expires, it may disclose Array Processes to a Third Party only with Array's prior written consent, except that Lilly may, without Array's consent, disclose Array Processes to a Third Party (i) working on behalf of Lilly or (ii) involved with Lilly in a research and development collaboration. Lilly agrees that Third Parties to whom Array Processes are disclosed under this Subsection shall be bound by confidentiality obligations regarding Array Processes consistent with Lilly's under this Subsection.

                                   ARTICLE 8

                              TERM AND TERMINATION

         8.1 TERM. This Agreement shall commence on the Effective Date and shall continue in effect until five (5) years thereafter, unless earlier terminated as provided in this Agreement or extended by mutual written agreement of the Parties.

         8.2 LILLY VOLUNTARY TERMINATION. At any time after the Effective Date, with or without cause, Lilly may terminate this Agreement upon providing Array with thirty (30) days advance written notice of the same. Such termination shall be effective upon the expiration of such thirty (30) day period. In the event that Lilly terminates the Agreement under this Section


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(and only under this Section), Lilly shall pay Array the applicable, one-time lump sum termination payment below:

                  (i) [ * ] Array FTEs. If [ * ] Array FTEs were charged to Projects during the Calendar Quarter immediately preceding Lilly's notice of termination, then Lilly shall pay Array an amount equal to [ * ] of the Array FTE funding obligation incurred by Lilly under Subsection (a) of Section 4.1 with respect to such [ * ] (i.e., only the amount of such obligation incurred with respect to Array FTEs, specifically excluding any other reimbursable items described in Subsection (a) of Section 4.1).

                  (ii) [ * ] Array FTEs. If [ * ] Array FTEs were charged to Projects during the Calendar Quarter immediately preceding Lilly's notice of termination, then Lilly shall pay Array an amount equal to [ * ] of the Array FTE funding obligation incurred by Lilly under Subsection (a) of Section 4.1 with respect to such [ * ] (i.e., only the amount of such obligation incurred with respect to Array FTEs, specifically excluding any other reimbursable items described in Subsection (a) of Section 4.1).

                  (iii) [ * ] Array FTEs. If [ * ] Array FTEs were charged to Projects during the Calendar Quarter immediately preceding Lilly's notice of termination, then Lilly shall pay Array an amount equal to [ * ] of the Array FTE funding obligation incurred by Lilly under Subsection (a) of Section 4.1 with respect to such [ * ] (i.e., only the amount of such obligation incurred with respect to Array FTEs, specifically excluding any other reimbursable items described in Subsection (a) of Section 4.1).

                  (iv) [ * ] Array FTEs. If [ * ] Array FTEs were charged to Projects during the Calendar Quarter immediately preceding Lilly's notice of termination, then Lilly shall pay Array an amount equal to [ * ] of the Array FTE funding obligation incurred by Lilly under Subsection (a) of Section 4.1 with respect to such [ * ] (i.e., only the amount of such obligation incurred with respect to Array FTEs, specifically excluding any other reimbursable items described in Subsection (a) of Section 4.1).

                  (v) [ * ] Array FTEs. If greater then [ * ] Array FTEs were charged to Projects during the Calendar Quarter immediately preceding Lilly's notice of termination, then Lilly shall pay Array an amount equal to [ * ] of the Array FrE funding obligation incurred by Lilly under Subsection (a) of Section 4.1 with respect to such [ * ] (i.e., only the amount of such obligation incurred with respect to Array FTEs, specifically excluding any other reimbursable items described in Subsection (a) of Section 4.1).

         The lump sum termination payment due under this Section shall be paid by Lilly within thirty (30) days of the later of: (i) Lilly's receipt of all reports, records, and other items due to Lilly under Section 2.8; (ii) the completed transfer and assignment of all Project Rights by Array to Lilly in accordance with Section 5. 1; (iii) the completed transfer to Lilly of any and all Lilly Confidential Information that Array possesses; and (iv) the transfer of possession and ownership to Lilly of any equipment, supplies, commodity chemicals, non-commodity chemicals, solvents, reagents, materials, and other capital items that Lilly supplied, leased, or purchased (or reimbursed Array for) as described in Subsection (e) of Section 4.1.

         In addition, the lump sum payment due under this Section shall be in lieu of Lilly's payment obligations under Subsection (a) of Section 4.1 during the thirty (30) day notice period.




[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Therefore, Lilly shall neither be required nor obligated to fund Array FTEs under Subsection (a) of Section 4.1 during such thirty (30) day notice period. Similarly, Array FTEs need not work on Projects during such thirty (30) day notice period, except to the extent necessary to wind-down the Projects in an orderly and efficient fashion including, without limitation, (i) furnishing Lilly with all required reports, records, and other items as described in and in accordance with Section 2.8; (ii) transferring and assigning all Project Rights to Lilly in accordance with Section 5. 1; (ill) transferring to Lilly of any and all Lilly Confidential Information that Array possesses; and (iv) transferring ownership and possession to Lilly of any equipment, supplies, commodity chemicals, non-commodity chemicals, solvents, reagents, materials, and other capital items that Lilly either supplied, leased, or purchased (or reimbursed Array for) as described in Subsection (e) of Section 4. 1.

         8.3 TERMINATION FOR DEFAULT. If a Party believes the other Party is in default of any material obligation under this Agreement, it may give notice of such default to the other Party. Upon receipt of such notice, the defaulting Party shall have thirty (30) days to remedy such default. If such default is not remedied within those thirty (30) days, the Party claiming default may give notice of termination, and termination of this Agreement shall be effective immediately upon the defaulting Party's receipt of such notice.

         8.4 TERMINATION DUE TO ARRAY OWNERSHIP CHANGE. In the event that Array is reorganized, acquired by or merged with a Third Party, or substantially all of its assets to which this Agreement relates are acquired by a Third Party (collectively and individually, an "Ownership Change Event"), Lilly may, in its sole discretion, terminate this Agreement upon thirty (30) days written notice to Array (or, if applicable, Array's successor). Lilly may provide Array (or, if applicable, Array's successor) with such notice at any time within twelve (12) months of the occurrence of an Ownership Change Event.

         8.5 TERMINATION DUE TO INSOLVENCY OR LIQUIDATION. Upon written notice to the other Party, a Party may terminate this Agreement immediately if: (1) the other Party goes into liquidation, other than for the purpose of a bona fide reorganization, (ii) a receiver or trustee is appointed for the other Party's property or estate, or (iii) the other Party makes an assignment for the benefit of its creditors (whether or not any of the aforesaid acts are the outcome of a voluntary act of the non-terminating Party). Termination of the Agreement under this Section shall be effective as the occurrence of the applicable event.

         8.6 SURVIVING RIGHTS AND OBLIGATIONS. The obligations of the Parties under Section 5.1 (Ownership of Project Rights), Section 5.2 (Procedural Safeguard Restrictions to Protect Confidentiality and Project Right Ownership),
Article 6 (Record Keeping and Audit), Article 7 (Confidentiality), the applicable termination provisions of Article 8 (Termination), Article 9 (Representations & Warranties), Article 10 (Indemnification), and Article 11 (Miscellaneous) will survive the termination or expiration of this Agreement. Also, termination or expiration of this Agreement shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of the Agreement. Finally, except as specifically provided to the contrary in this Agreement, termination or expiration of the Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination or expiration and shall not relieve the Parties of any obligations accrued hereunder prior to such termination or expiration.



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         Moreover, to the extent not already done so under this Agreement, Array shall promptly (but in no event later than thirty (30) days after the effective date of the termination of expiration of the Agreement): (i) submit to Lilly all required reports, records, and other items as described in and in accordance with Section 2.8; (ii) transfer ownership and possession to Lilly of all Project Rights and Lilly Confidential Information as described further in Sections 2.8 and 5. 1; and (iii) transfer ownership and possession to Lilly of any equipment, supplies, commodity chemicals, non-commodity chemicals, solvents, reagents, materials, and other capital items that Lilly either supplied, leased, or purchased (or reimbursed Array for) as described in Subsection (e) of Section 4.1.

                                    ARTICLE 9

                         REPRESENTATIONS AND WARRANTIES

         9.1 LILLY'S AUTHORITY TO PERFORM AGREEMENT. Lilly represents and warrants to Array that (i) it is free to enter into and perform this Agreement;
(ii) it has no agreement, policy, or other understanding with any other person, firm, or entity exists that would interfere or conflict with its obligations hereunder; and (iii) it has and will maintain all regulatory or governmental permits, licenses, and approvals necessary for it to perform its obligations legally in accordance with this Agreement. Moreover, Lilly represents and war-rants to Array that this Agreement is a legal, valid, and binding obligation of it, enforceable against it in accordance with the terms of this Agreement.

         9.2 ARRAY'S AUTHORITY TO PERFORM AGREEMENT. Array represents and warrants to Lilly that (i) it is free to enter into and perform this Agreement;
(ii) it has no agreement, policy, or other understanding with any other person, firm or entity exists that would interfere or conflict with its obligations hereunder; and (iii) it has and will maintain all regulatory or governmental permits, licenses, and approvals necessary for it to perform its obligations legally in accordance with this Agreement. Moreover, Array represents and warrants to Lilly that this Agreement is a legal, valid, and binding obligation of it, enforceable against it in accordance with the terms of this Agreement.

         9.3 NO DEBARMENT. Array hereby represents and warrants that it is in compliance with the provisions of the Generic Drug Enforcement Act of 1992 and covenants that at all times during this Agreement, it, its employees, and its permitted subcontractors will comply with such Act. Array agrees, upon Lilly's request, to certify in writing that neither it nor its employees or permitted subcontractors have been debarred under the provisions of such Act.

         9.4 YEAR 2000. Array hereby represents and warrants that its business systems and/or computer systems and the business systems and/or computer systems of any Third Party on which it is dependent are Year 2000 compliant. Array also covenants to Lilly that it shall use commercially reasonable efforts to ensure its obligations under this Agreement are not materially delayed, interrupted, or otherwise hindered to the detriment of Lilly due to: (i) the business systems and/or computer systems of Array ceasing to function or otherwise malfunctioning because of date-based problems related to the Year 2000; or (ii) the business systems and/or


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

computer systems of any Third Party on which Array is dependent ceasing to function or otherwise malfunctioning because of date-based problems related to the Year 2000.

                                   ARTICLE 10

                             MUTUAL INDEMNIFICATION

         10.1 ARRAY'S RIGHT TO INDEMNIFICATION. Lilly shall indemnify and hold harmless Array, its successors and assigns, and the directors, officers, employees, agents and counsel thereof (the "Array Indemnitees") from and against any and all liabilities, damages, losses, penalties, fines, costs, interest, or expenses, including, without limitation reasonable attorneys, fees, ("Damages") arising from or occurring as a result of a Third Party's, Lilly employee's, or governmental agency's claim, action, suit, judgment, or settlement against an Array Indemnitee that is due to or based upon: (i) the failure of Lilly to disclose to Array any chemical handling and exposure hazards information related to a Project known by Lilly; (ii) any breach of this Agreement by Lilly; (iii) a clinical trial conducted or authorized by Lilly or its designee that is based upon a compound transferred to Lilly by Array; or (iv) a product developed, manufactured, used, sold, or otherwise distributed by or under authority of Lilly or its designees that is based upon a compound transferred to Lilly by Array (a "Third Party Claim"). However, Lilly shall not indemnify or hold harmless Array Indemnitees from a Third Party Claim to the extent that Damages from such Third Party Claim are finally determined to have resulted from the acts or omissions of an Array Indemnitee, including the failure of Array to disclose to Lilly any chemical handling and exposure hazards information known by Array that was related to a compound that it transferred to Lilly.

         10.2 LILLY'S RIGHT TO INDEMNIFICATION. Array shall indemnify and hold harmless Lilly, its successors and assigns, and the directors, officers, employees, agents and counsel thereof (the "Lilly Indemnitees") from and against any and all Damages, payroll taxes, employment taxes, and employee benefits arising from or occurring as a result of a Third Party's, Array employee's, or governmental agency's claim, action, suit, judgment, or settlement against a Lilly Indemnitee that is due to or based upon: (i) the failure of Array to disclose to Lilly any chemical handling and exposure hazards information related to a Project known by Array; (ii) any breach of this Agreement by Array; or
(iii) the Parties' classification or characterization of an Array employee or independent contractor as a non-Lilly employee or the denial to an Array employee or independent contractor of benefits extended to Lilly employees (a "Lilly Third Party Claim"). However, Array shall not indemnify or hold harmless Lilly Indemnitees from a Lilly Third Party Claim to the extent that Damages from such Lilly Third Party Claim are finally determined to have resulted from the acts or omissions of a Lilly Indemnitee.

         10.3 INDEMNIFICATION NOTICE AND DEFENSE PROCEDURES.

         (a) Notice. Promptly after a Lilly Indemnitee or an Array Indemnitee (each, an "Indemnitee") receive notice of a pending or threatened Third Party Claim or Lilly Third Party Claim, as the case may be (an "Action"), such Indemnitee shall give written notice of the Action to the Party to whom the Indemnitee is entitled to look for indemnification pursuant to this Article 10 (the "Indemnifying Party"). However, an Indemnitee's delay in providing or failure to provide such notice


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  shall not relieve the Indemnifying Party of its indemnification obligations, except to the extent it can demonstrate prejudice due to the delay or lack of notice.

         (b) Defense. The Indemnifying Party shall be entitled to participate in and, if it so desires, to assume the defense of an Action with counsel reasonably satisfactory to the Indemnitee. Once the Indemnifying Party notifies the Indemnitee of its election to assume the defense of an Action, the Indemnifying Party is not liable to the Indemnitee for the fees of other counsel or any other expenses subsequently incurred by the Indemnitee in connection with such defense, other than reasonable costs of investigation. However, the Indemnitee shall have the right to employ separate counsel and to participate in the defense of an Action (and the Indemnifying Party shall bear the reasonable fees, costs, and expenses of such separate counsel) if:

                  (i) the use of the counsel chosen by the Indemnifying Party would present such counsel with a conflict of interest;

                  (ii) the actual or potential defendants in, or targets of, such Action include both the Indemnifying Party and the Indemnitee, and the Indemnitee reasonably concludes that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such Action on the Indemnitee's behalf);

                  (iii) the Indemnifying Party does not employ counsel satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after the Indemnitee's notice of such Action; or

                  (iv) the Indemnifying Party authorizes the Indemnitee to employ separate counsel at the Indemnifying Party's expense.

         (c) Settlement. If an Indemnifying Party assumes the defense of an Action, no compromise or settlement of such Action may be effected by the Indemnifying Party without the Indemnitee's written consent (which consent shall not be unreasonably withheld or delayed), unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnitee and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.


                                   ARTICLE 11
                                 MISCELLANEOUS

         11.1 FURTHER ASSURANCES. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         11.2 NO AGENCY; INDEPENDENT CONTRACTOR. It is understood and agreed that nothing in this Agreement shall be construed as authorization for either Array or Lilly to act as agent for the other. Lilly shall not incur any liability for any act or failure to act by employees of Array, and Array shall not incur any liability for any act or failure to act by employees of Lilly. Array shall perform all of its services under this Agreement as an independent contractor, and nothing herein shall be construed as creating any other relationship between the Parties, including, without limitation, a joint venture, partnership, agency relationship or employment relationship. Neither Array nor its employees or agents shall be deemed for any purpose to be employees of Lilly nor participants in any programs, insurance, or other benefits extended to Lilly's employees. Array has sole authority and responsibility to hire, fire, supervise, and otherwise control its employees and is solely responsible for all employee benefits, wages, and employment taxes of its employees.

         11.3 COMPLIANCE WITH LAWS. Array hereby covenants that its Project Services and Other Services shall be carried out in compliance with all applicable laws including, without limitation, federal, state, or local laws, regulations, or guidelines governing the work at the site where such work is being conducted. Array further covenants that its Project Services and Other Services will be performed in accordance with current cGLP, cGCP, and cGMP, as applicable.

         11.4 COMPLIANCE WITH WORK PLAN AND LILLY PROTOCOLS AND SPECIFICATIONS. Except as otherwise required by law, Array covenants that Project Services and Other Services shall be conducted in compliance with the applicable Work Plan, as well as with applicable Lilly protocols and/or specifications of which Array is reasonably advised.

         11.5 INSURANCE. Array has obtained and shall maintain insurance coverage covering risks associated with its business in such amounts as are customary in the industry including, without limitation, covering liabilities that may arise due to injuries to its employees or the negligent performance of Project Services and Other Services hereunder.

         11.6 AMENDMENT. This Agreement may not be amended, supplemented, or otherwise modified except by an instrument signed by the Parties.

         11.7 NOTICES AND REPORTS. All notices required by this Agreement shall be in writing. All notices and reports shall be deemed given if delivered personally or by registered or certified mail, return receipt requested and postage prepaid or sent by express courier service, to the Parties at the following addresses or such other addresses as may be designated in writing by the respective Parties:

         To Lilly:         Eli Lilly and Company
                           Lilly Corporate Center
                           Indianapolis, Indiana 46285
                           Attn: General Counsel

         To Array:         Array BioPharma, Inc.
                           1885 33rd Street
                           Boulder, Colorado 80301
                           Attn: President


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         11.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Indiana, excluding any choice of law rules which may direct the application of the law of any other jurisdiction.

         11.9 ASSIGNMENT. Array may not assign its rights and obligations under this Agreement without Lilly's prior written consent. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties.

         11.10 HEADINGS. The captions or headings of the articles, sections, and other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions.

         11.11 SEVERANCE OF CLAUSES. Should any provision of this Agreement be determined by a court of competent jurisdiction to violate or contravene any applicable law or policy, such provision will be severed or modified by the court to the extent necessary to comply with the applicable law or policy, and such modified provision and the remainder of the provisions hereof will continue in full force and effect.

         11.12 NO WAIVER. The waiver of a breach hereunder may be effected only by a writing signed by the waiving Party and shall not constitute a waiver of any other breach.

         11.13 ENTIRE AGREEMENT. The Agreement constitutes the entire Agreement of the Parties relating to the subject matter.

         11.14 FORCE MAJEURE. Neither Party shall be liable to the other for loss or damages or shall have any right to terminate this Agreement for any default or delay attributable to any force majeure event, including but not limited to acts of God, acts of government, war, fire, flood, earthquake, strike, labor dispute and the like, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for sixty (60) days thereafter; provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause.

         11.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts; each of which shall constitute an original, but which together shall constitute the same instrument.

         11.16 NO LICENSES. Except as specifically provided for in this Agreement, neither Party grants, expressed or implied, any license to the other Party under this Agreement.

         11.17 JOINTLY PREPARED. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

         IN WITNESS WHEREOF, each Party, through its duly-authorized representative, has executed this Agreement as of the Effective Date.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ELI LILLY AND COMPANY                           ARRAY BIOPHARMA, INC.


/s/ August M. Watanabe  3/22/2000               /s/ Robert E. Conway 3/20/2000
---------------------------------               -------------------------------
August M. Watanabe, M.D.                        Robert E. Conway
Executive Vice President                        Chief Executive Officer



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   EXHIBIT A

                                 PRESS RELEASE



                                     [ * ]


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  CONFIDENTIAL


                                AMENDMENT NO. 1
                                       TO
                          RESEARCH SERVICES AGREEMENT

     THIS AMENDMENT NO. 1 TO RESEARCH SERVICES AGREEMENT (the "Amendment") amends the Research Services Agreement, dated March 22, 2000 (the "Agreement"), by and between Eli Lilly and Company, Lilly Corporate Center, Indianapolis, IN 46285 ("Lilly") and Array BioPharma, Inc., 1885 33rd Street, Boulder, CO 80301 ("Array") (together with Lilly and Array, the "Parties") and is made and entered into by and between the Parties, pursuant to Section 11.6 of the Agreement, effective as of July 19, 2000 (the "Amendment Effective Date").

     Terms defined in the Agreement will have the same meaning in this Amendment, unless specifically noted otherwise.

     1.   The following new sections are added to Article 5 of the Agreement:

     "5.4 NON-SOLICITATION OF LILLY EMPLOYEES.

     (a) Prohibition. Except as provided in Subsection (b) below, while the [***] after the termination or expiration of the Agreement, Array agrees that it will not, directly or indirectly, (i) solicit or recruit for employment, (ii) offer to employ, or (iii) employ any Lilly employee.

     (b) Exceptions. Array may offer to employ a Lilly employee who approaches Array for the purpose of employment: (i) on his or her own initiative; or (ii) as a result of Array's use of a general solicitation (such as an advertisement) not specifically directed to Lilly employees.

     5.5  NON-SOLICITATION OF ARRAY EMPLOYEES.

     (a) Prohibition. Except as provided in Subsection (b) below, while the [***] after the termination or expiration of the Agreement, Lilly agrees that it will not, directly or indirectly, (i) solicit or recruit for employment, (ii) offer to employ, or (iii) employ any Array employee.

     (b) Exceptions. Lilly may offer to employ an Array employee who approaches Lilly for the purpose of employment: (i) on his or her own initiative; or (ii) as a result of Lilly's use of a general solicitation (such as an advertisement) not specifically directed to Array employees.


                                              ***CONFIDENTIAL TREATMENT IS
                                              REQUESTED FOR THE PORTIONS OF THIS
                                              EXHIBIT WHICH WAS UNDERLINED,
                                              MARKED BY BRACKETS ("[ ]"), AND/OR
                                              OTHERWISE INDICATED.***

                                                                    CONFIDENTIAL

     2. Except as specifically amended herein, all other provisions of the Agreement remain in full force and effect

     IN WITNESS WHEREOF, each Party, through its duly-authorized representative, has executed this Amendment as of the Amendment Effective Date.


ELI LILLY AND COMPANY                   ARRAY BIOPHARMA, INC.

ROBERT W. ARMSTRONG                     ROBERT E. CONWAY
-------------------------               -------------------------
Robert W. Armstrong, Ph.D               Robert E. Conway
Vice President, LRL                     Chief Executive Officer
Discovery Chemistry Research




                                       2